SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                              --------------------

       Date of Report (Date of earliest event reported): January 30, 2002



                        THE DOE RUN RESOURCES CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



          New York                   333-52285                  13-1255630
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(State or other jurisdiction     (Commission File             (IRS Employer
      Of incorporation)               Number)             Identification Number)



1801 Park 270 Drive, St. Louis, Missouri                          63146
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(Address of principal executive offices)                       (Zip Code)



               Registrant's telephone number, including area code:


                                       N/A
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          (Former name or former address, if changed since last report)
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ITEM 5.       OTHER EVENTS.

      The Company has initiated discussions with certain holders of its 11 1/4% Senior Notes due 2005, Floating Interest Rate Senior Notes due 2003 and 11 1/4% Senior Secured Notes due 2005 (collectively, the "Notes") to negotiate a restructuring of the Notes. The Company's objective is to achieve a deleveraging of its financial condition sufficient to allow it to continue to operate all of its facilities at the present levels.

      Although the Company is not currently in default on any of its obligations relating to the Notes, the continuation of weak prices for its primary products has reduced liquidity to the extent that the Company is uncertain that payment of the interest on the Notes due March 15, 2002 can be assured. Accordingly, unless market conditions improve, the Company anticipates it will not make such interest payments.


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       THE DOE RUN RESOURCES CORPORATION



                                       By:  /s/ Marvin Kaiser
                                          ------------------------------
                                          Name:  Marvin Kaiser
                                          Title: Executive Vice President and
                                                 Chief Financial and
                                                 Administrative Officer


Date:  January 30, 2002